UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 5, 2015

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8606 (Commission File Number)	23-2259884 (I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 5, 2015, Verizon Communications Inc. (“Verizon”) and Frontier Communications Corporation (“Frontier”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which Frontier will acquire Verizon’s local exchange and related business assets in California, Florida and Texas (the “Transferred Business”) for approximately $10.54 billion, subject to certain adjustments, including approximately $9.9 billion in cash and $600 million in assumed debt.

The transaction includes Verizon’s FiOS Internet and Video customers, switched and special access lines, as well as its high-speed Internet service and long-distance voice accounts in these three states. The transaction does not include the services, offerings or assets of other Verizon businesses, such as Verizon Wireless and Verizon Enterprise Solutions. Approximately 11,000 Verizon company employees are expected to continue employment with Frontier after the transaction is completed.

As of December 31, 2014, the Transferred Business served approximately 3.7 million voice connections; approximately 2.2 million high-speed data customers, including approximately 1.6 million FiOS Internet customers; and approximately 1.2 million FiOS Video customers. Verizon expects that its wireline margin will be reduced after the transaction closes.

Subject to the terms and conditions of the Purchase Agreement, Verizon will form a new limited liability company (“Newco”) and contribute the membership interests and capital stock of Verizon Florida LLC, GTE Southwest Incorporated and Verizon California Inc., as well as certain other assets and liabilities related to the Transferred Business, to Newco. Frontier will thereafter purchase the limited liability company interests of Newco.

Consummation of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions, including, among others: (i) expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of Federal Communications Commission and certain state and local regulatory approvals; (ii) absence of any law or order prohibiting the consummation of the transactions; (iii) subject to certain exceptions, the accuracy of representations and warranties and compliance in all material respects with covenants; (iv) absence of a material adverse effect on the Transferred Business and (v) the achievement of certain milestones related to the transition.

Item 8.01.	Other Events.

Tower Transaction

On February 5, 2015, Verizon and American Tower Corporation (“American Tower”) entered into a Master Agreement (the “Master Agreement”), pursuant to which American Tower will have the exclusive right to lease, acquire or otherwise operate and manage a significant majority of Verizon-owned wireless towers. As part of the transactions contemplated by the Master Agreement, Verizon and certain of its affiliates will, among other things, (i) sell 165 of its wireless communications sites to a newly formed subsidiary of American Tower (“Tower Operator”) and (ii) enter into a Master Prepaid Lease (the “Master Prepaid Lease”). In exchange, Verizon and its affiliates will receive approximately $5.056 billion proceeds in cash up-front, subject to certain conditions and limited adjustments.

Under the terms of the Master Prepaid Lease, Tower Operator will have the exclusive rights to lease or sublease or obtain the exclusive right to operate and manage over 11,300 Verizon-owned towers. The average term of the lease rights for the Verizon-owned towers is about 28 years. As the leases expire for the towers, American Tower will have purchase options for the towers based on their estimated fair market values at the end of the lease terms. Verizon will sublease collocation space at the towers from Tower Operator, pursuant to Master Lease Agreements for an initial ten-year period with an automatic extension (unless terminated by Verizon) for eight additional five-year periods, unless terminated earlier pursuant to a termination right. Verizon will pay Tower Operator an initial collocation rent of $1,900 per month per site, with annual rent increases of two percent. Verizon will also have access to additional reserve capacity on the towers for future use.

Verizon expects to complete the initial closing of the transactions by mid-2015, subject to standard closing conditions.

Accelerated Share Repurchase

On February 5, 2015, Verizon entered into an accelerated stock repurchase (“ASR”) agreement to repurchase $5.0 billion of its common stock. Verizon expects to receive an initial delivery of shares having a value of approximately $4.25 billion. The total number of shares that Verizon will repurchase under the ASR agreement will be based generally upon the volume-weighted average share price of Verizon’s common stock during the term of the transaction.

Final settlement of the transaction under the ASR agreement, including delivery of the remaining shares that Verizon expects to receive, is scheduled to occur in the second quarter of 2015. Verizon is funding the ASR with cash on hand.

The ASR is in addition to Verizon’s three-year share repurchase program announced on March 7, 2014. Under the three-year program, Verizon is authorized to repurchase 100 million shares of its common stock. That program is set to terminate on February 28, 2017, or when the aggregate number of shares purchased under the program reaches 100 million, whichever date is earlier. To date, no shares have been repurchased under the program.

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1 hereto is a press release dated February 5, 2015 issued by Verizon announcing the transactions referred to in this Report. Attached as Exhibit 99.2 hereto are slides from a presentation to be given by Verizon to investors on February 5, 2015.

The information provided pursuant to this Item 7.01 is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Document

99.1	Verizon Communications Inc. Press Release, dated February 5, 2015.

99.2	Slides to be used in Investor Presentation on February 5, 2015.

FORWARD-LOOKING STATEMENTS

This communication contains statements about expected future events that are forward-looking and subject to risks and uncertainties. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the inability to implement our business strategies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 5, 2015

Verizon Communications Inc.
(Registrant)

/s/ William L. Horton, Jr.
William L. Horton, Jr. Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document

99.1	Verizon Communications Inc. Press Release, dated February 5, 2015.

99.2	Slides to be used in Investor Presentation on February 5, 2015.